 Exhibit (a)(1)(E)
Offer to Purchase for Cash
by
CRA International, Inc.
of
Up to $25,000,000 in Value of Shares of its Common Stock
At a Purchase Price Not Less Than $66.25
Nor Greater Than $76.00 Per Share
THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON APRIL 5, 2021 (THE “EXPIRATION DATE”), UNLESS THE TENDER OFFER IS EXTENDED.
March 8, 2021
To Our Clients:
Enclosed for your consideration are the offer to purchase, dated March 8, 2021, and the related letter of transmittal (which, together, as they may be amended or supplemented from time to time, constitute the “tender offer”), in connection with the tender offer by CRA International, Inc., a Massachusetts corporation (“CRA”), to purchase for cash up to $25,000,000 in value of shares of its common stock, no par value (the “shares”), at a price per share not less than $66.25 nor greater than $76.00, net to the seller in cash, less applicable withholding taxes and without interest, upon the terms and subject to the conditions of the tender offer.
Given the prices specified by tendering shareholders and the number of shares properly tendered and not properly withdrawn, CRA will select the lowest purchase price between (and including) $66.25 and $76.00 per share (the “Purchase Price”) that will allow CRA to purchase $25,000,000 in value of shares, or a lower amount, depending on the number of shares that are properly tendered and not properly withdrawn. If shares having an aggregate value of less than $25,000,000 are properly tendered and not properly withdrawn, CRA will select the lowest price that will allow CRA to buy all the shares that are properly tendered and not properly withdrawn. CRA will acquire all shares that it purchases in the tender offer at the same purchase price regardless of whether the shareholder tendered at a lower price.
All shares properly tendered before the expiration date at prices at or below the Purchase Price and not properly withdrawn will be purchased by CRA at the Purchase Price, net to the seller in cash, less applicable withholding taxes and without interest, upon the terms and subject to the conditions of the tender offer, including the “odd lot,” proration and conditional tender provisions thereof. See Section 1 of the offer to purchase. All shares tendered at prices in excess of the Purchase Price and all shares that CRA does not accept for purchase because of proration or conditional tenders will be returned, at CRA’s expense, to the tendering shareholders promptly after the expiration date. Subject to certain limitations and legal requirements, CRA reserves the right to accept for payment, according to the terms and conditions of the tender offer, up to an additional 2% of outstanding shares of its common stock (or 152,973 shares) without amending or extending the tender offer.
We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the letter of transmittal for your information only. You cannot use the letter of transmittal to tender shares we hold for your account. The letter of transmittal must be completed and executed by us, according to your instructions.
Please instruct us as to whether you wish us to tender, on the terms and subject to the conditions of the tender offer, any or all of the shares we hold for your account, by completing and signing the Instruction Form enclosed herein.
Please note carefully the following:
1.
You may tender shares at prices not less than $66.25 nor greater than $76.00 per share, as indicated in the enclosed Instruction Form, net to you in cash, less applicable withholding taxes and without interest.

2.
You should consult with your financial advisor and tax advisors as to whether (and if so, in what manner) you should designate the priority in which you want your tendered shares to be purchased in the event of proration.

3.
The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain customary conditions set forth in Section 7 of the offer to purchase, which you should read carefully.

4.
The tender offer, the proration period and the withdrawal rights will expire at 5:00 p.m., Eastern Time, on April 5, 2021, unless the tender offer is extended.

5.
The tender offer is for up to $25,000,000 in value of shares. At the maximum purchase price of $76.00 per share, CRA could purchase 328,947 shares if the tender offer is fully subscribed, which would represent approximately 4.3% of its issued and outstanding common stock as of March 1, 2021. At the minimum purchase price of $66.25 per share, CRA could purchase 377,358 shares, which would represent approximately 4.9% of its issued and outstanding common stock as of March 1, 2021.

6.
Tendering shareholders who are registered shareholders and who tender their shares directly to Computershare Trust Company, N.A., the depositary for the tender offer, will not have to pay any brokerage fees or commissions or, except as set forth in the offer to purchase and Instruction 9 to the letter of transmittal, stock transfer taxes on CRA’s purchase of shares under the tender offer.

7.
If you (i) own beneficially or of record an aggregate of fewer than 100 shares, (ii) instruct us to tender on your behalf ALL of the shares you own at or below the Purchase Price before the expiration date and (iii) check the box captioned “Odd Lots” in the attached Instruction Form, then CRA, upon the terms and subject to the conditions of the tender offer, will accept all of your tendered shares for purchase regardless of any proration that may be applied to the purchase of other shares properly tendered but not meeting the above conditions.

8.
If you wish to condition your tender upon the purchase of all shares tendered or upon CRA’s purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid (in full or in part) possible proration of your tender. CRA’s purchase of shares from all tenders which are so conditioned will be determined, to the extent necessary, by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

9.
If you wish to tender portions of your shares at different prices, you must complete a SEPARATE Instruction Form for each price at which you wish to tender each such portion of your shares. We must and will submit separate letters of transmittal on your behalf for each price you will accept.

10.
The Board of Directors of CRA has approved the tender offer. However, none of CRA, its Board of Directors, the information agent or the dealer manager makes any recommendation to shareholders as to whether to tender or refrain from tendering all or any shares or as to the price or prices at which to tender such shares. Shareholders must make their own decisions as to whether to tender shares and, if so, how many shares to tender and at which price or prices. CRA’s directors and executive officers have advised CRA that they do not intend to tender any shares in the tender offer.

If you wish to have us tender any or all of your shares, please instruct us to that effect by completing, executing, and returning to us the enclosed Instruction Form. A pre-addressed envelope is enclosed for your convenience. If you authorize us to tender your shares, we will tender all of the shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.
Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the expiration date of the tender offer. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern Time, on April 5, 2021, unless the tender offer is extended.
As described in the offer to purchase, if, on the expiration date of the tender offer, shares having an aggregate value in excess of $25,000,000 (or such greater amount as CRA may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, CRA will

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buy shares in the following order:
1.
First, from all holders of any “odd lot” who:

(a)
properly tenders ALL of the shares owned beneficially or of record by such odd lot holder at or below the Purchase Price and do not properly withdraw the shares before the expiration date (partial tenders will not qualify for this preference); AND

(b)
completes the section captioned “Odd Lots” on the letter of transmittal and, if applicable, on the notice of guaranteed delivery, without regard to any proration that would otherwise be applicable to such “odd lot” shares.

2.
Second, on a pro rata basis from all other shareholders who properly tender shares at or below the Purchase Price before the expiration date (and not properly withdrawn) on a pro rata basis if necessary, other than shareholders who tender conditionally and whose conditions are not satisfied, and with adjustments to avoid purchases of fractional shares, all as provided in the offer to purchase.

3.
Third, and only if necessary to permit CRA to purchase $25,000,000 in value of shares (or such greater amount as CRA may elect to purchase, subject to applicable law), from holders who have tendered shares at or below the Purchase Price subject to the condition that a specified minimum number of the holder’s shares be purchased if any of the holder’s shares are purchased in the tender offer (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares.

The tender offer is being made solely under the offer to purchase and the letter of transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.
YOUR PROMPT ACTION IS REQUESTED. PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

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Instruction Form with Respect to
Offer to Purchase for Cash
by
CRA International, Inc.
of
Up to $25,000,000 in Value of Shares of its Common Stock
At a Purchase Price Not Less Than $66.25
Nor Greater Than $76.00 Per Share
The undersigned acknowledge(s) receipt of your letter in connection with the tender offer by CRA International, Inc., a Massachusetts corporation (“CRA”), to purchase up to $25,000,000 in value of shares of its common stock, no par value (the “shares”), at a price per share not less than $66.25 nor greater than $76.00, net to the seller in cash, less applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in CRA’s offer to purchase, dated March 8, 2021, and the related letter of transmittal (which, together, as they may be amended or supplemented from time to time, constitute the “tender offer”).
The undersigned understands that, given the prices specified by tendering shareholders and the number of shares properly tendered and not properly withdrawn, CRA will select the lowest purchase price between (and including) $66.25 and $76.00 per share (the “Purchase Price”) that will enable it to purchase $25,000,000 in value of shares, or a lower amount, depending on the number of shares that are properly tendered and not properly withdrawn. If shares having an aggregate value of less than $25,000,000 are properly tendered and not properly withdrawn, CRA will select the lowest price that will allow it to buy all the shares that are properly tendered and not properly withdrawn. CRA will acquire all shares that it purchases in the tender offer at the same purchase price regardless of whether the shareholder tendered at a lower price. CRA will purchase all shares properly tendered (and not properly withdrawn) before the expiration date (as specified in Section 1 of the offer to purchase) at prices at or below the Purchase Price at the Purchase Price, net to the seller in cash, less applicable withholding taxes and without interest, upon the terms and subject to the conditions of the tender offer, including the “odd lot,” proration and conditional tender provisions thereof. All shares tendered at prices in excess of the Purchase Price and all shares that CRA does not accept for purchase because of proration or conditional tenders will be returned, at CRA’s expense, to the tendering shareholders promptly after the expiration date.
The undersigned hereby instruct(s) you to tender to CRA the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, in accordance with the terms and subject to the conditions of the tender offer.
NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:
           SHARES*
*
Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares that we hold for your account.

CHECK ONE AND ONLY ONE BOX ON THIS PAGE. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO PROPERLY TENDER ANY SHARES.
THE PRICE AT WHICH YOU ARE TENDERING SHARES
(See Instruction 5 of the letter of transmittal)
SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER: (See Instruction 5 of the letter of transmittal)

☐
The undersigned wants to maximize the chance of having CRA purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by CRA pursuant to the terms of the tender offer (the “Purchase Price”). This action could result in receiving a price per shares as low as $66.25 per share.

— OR —
SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER: (See Instruction 5 of the letter of transmittal)
By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the shareholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously properly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.
Price (in Dollars) Per Share At Which Shares Are Being Tendered
☐ $66.25 ☐ $66.50 ☐ $66.75 ☐ $67.00 ☐ $67.25 ☐ $67.50 ☐ $67.75
☐ $68.00 ☐ $68.25 ☐ $68.50 ☐ $68.75 ☐ $69.00 ☐ $69.25 ☐ $69.50
☐ $69.75 ☐ $70.00 ☐ $70.25 ☐ $70.50 ☐ $70.75 ☐ $71.00 ☐ $71.25
☐ $71.50 ☐ $71.75 ☐ $72.00 ☐ $72.25 ☐ $72.50 ☐ $72.75 ☐ $73.00
☐ $73.25 ☐ $73.50 ☐ $73.75 ☐ $74.00 ☐ $74.25 ☐ $74.50 ☐ $74.75
☐ $75.00 ☐ $75.25 ☐ $75.50 ☐ $75.75 ☐ $76.00
You WILL NOT have properly tendered your shares unless you check ONE AND ONLY ONE BOX ON THIS PAGE

ODD LOTS (See Instruction 6 of the letter of transmittal)
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.
☐ By checking this box, the undersigned represents that the undersigned owns, whether beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.
In addition, the undersigned is tendering shares either (check ONE box):

☐
at the Purchase Price, which will be determined by CRA in accordance with the terms of the tender offer (persons checking this box should check the first box on the previous page, under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer”); or

☐ at the price per share indicated above under the heading “Shares Tendered at Price Determined by Shareholder.”
CONDITIONAL TENDER (See Instruction 11 of the letter of transmittal)
A tendering shareholder may condition his, her or its tender of shares upon CRA purchasing a specified minimum number of the shares tendered, as described in Section 6 of the offer to purchase. Unless CRA purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, CRA will not purchase any of the shares tendered below. It is the tendering shareholder’s responsibility to calculate that minimum number and each shareholder should consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that CRA must purchase from you if CRA purchases any shares from you, CRA will deem your tender offer unconditional.
☐ The minimum number of shares that CRA must purchase from me, if CRA purchases any shares from me, is: shares.
If, because of proration, CRA will not purchase the minimum number of shares from you that you designate, CRA may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its shares. To certify that you are tendering all of your shares, check the box below.
☐ The tendered shares represent all shares held by the undersigned.
THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE DELIVERY.
— PLEASE SIGN ON THE NEXT PAGE —

SIGNATURE
Please Print
Signature(s):

Name(s):
Taxpayer Identification or Social Security Number:
Address(es):
(include zip code)
Area Code & Phone Number(s):
Date:

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